Exhibit 99.1

July 19, 2018
Limelight Networks Reports Strong Financial Results for the Second Quarter of 2018

•	Revenue of $50.2 million, up 11 percent year over year

•	GAAP gross margin of 49.4%, up 230 basis points, year over year

•	GAAP EPS of $0.14 and Non-GAAP EPS of $0.04

•	Cash and marketable securities of $45.6 million

•	Raises revenue guidance for full year 2018, with lower capital expenditures
Limelight Networks, Inc. (Nasdaq:LLNW) (Limelight), a global leader in digital content delivery, today reported revenue of $50.2 million for the second quarter of 2018, up 11% compared to $45.4 million in the second quarter of 2017. Currency did not materially impact reported revenue in the quarter.
Gross margin was 49.4% in the second quarter of 2018, an increase of 230 basis points from 47.1% in the second quarter of 2017.
On a GAAP basis, Limelight reported net income of $15.2 million, or $0.14 per basic share and $0.13 per fully diluted share, for the second quarter of 2018, compared to a net loss of $1.6 million, or $0.01 per basic share, in the second quarter of 2017. Net income in the second quarter of 2018 included $14.9 million of non-operating income ($0.13 per basic share and $0.12 per fully diluted share) related to the settlement and patent license agreement.
Non-GAAP net income was $4.0 million, or $0.04 per basic share, for the second quarter of 2018, compared to $2.9 million, or $0.03 per basic share, in the second quarter of 2017.
EBITDA was $20.3 million for the second quarter of 2018, compared to $3.4 million for the second quarter of 2017. Adjusted EBITDA was $9.2 million for the second quarter of 2018, compared to $7.9 million for the second quarter of 2017.
Limelight ended the second quarter with 549 employees and employee equivalents, up from 544 at the end of the first quarter of 2018, and up from 533 in the year ago period.
“Limelight’s customers rewarded us once again in the second quarter of 2018, for our commitment to providing them with the best tools, value, reliability, and customer care. Limelight’s revenues grew more than 11% over the prior year quarter, driven by video delivery services. Limelight generated strong operating cash flow for the quarter, and further strengthened its balance sheet. After raising full-year guidance in April, we remain on track to achieve those results, on even lower capital expenditures. We’re pleased with Limelight’s results through the half-year mark, and owe great thanks to each of our committed employees for putting us on track to make 2018 our best year yet,” said Bob Lento, Chief Executive Officer, Limelight Networks.
“Financial discipline, along with continued investments in people, technology, and services, and our deep understanding of the intricacies of delivering content closer to the consumer, uniquely position Limelight to capitalize on emerging opportunities in low-latency, secure, Edge computing, analytics and communications. We continue to find opportunities to tune our infrastructure for sustained, cost efficient growth, to fully exploit Limelight’s unique Edge-centric platform, and to generate higher shareholder returns,” Lento added.
Based on current conditions, we are raising our previously issued guidance on April 19, 2018 for revenue from $198 to $202 million to $200 to $203 million. Gross margin percentage

Exhibit 99.1

improvement, GAAP earnings per share, non-GAAP earnings per share, and adjusted EBITDA remain unchanged. We now expect capital expenditures to be below $20 million for the full year, down from our previous expectation of between $20 and $22 million.
Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2018	March 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$28,719	$19,863	$20,912
Marketable securities	16,851	23,832	28,404
Accounts receivable, net	31,862	32,433	32,381
Income taxes receivable	153	224	98
Prepaid expenses and other current assets	18,147	5,717	5,397
Total current assets	95,732	82,069	87,192
Property and equipment, net	26,303	27,371	28,991
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,550	1,546	1,506
Goodwill	76,648	77,027	77,054
Other assets	2,235	2,174	1,665
Total assets	$202,508	$190,227	$196,448
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,179	$10,376	$4,439
Deferred revenue	965	950	1,187
Income taxes payable	219	72	452
Provision for litigation	18,000	18,000	18,000
Other current liabilities	12,269	11,495	18,507
Total current liabilities	37,632	40,893	42,585
Deferred income taxes	124	159	144
Deferred revenue, less current portion	37	16	16
Provision for litigation, less current portion	—	4,500	9,000
Other long-term liabilities	389	411	558
Total liabilities	38,182	45,979	52,303
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 112,478, 110,657, and 110,824 shares issued and outstanding at June 30, 2018, March 31, 2018 and December 31, 2017, respectively	112	111	111
Additional paid-in capital	506,684	500,305	502,312
Accumulated other comprehensive loss	(9,324)	(7,861)	(8,328)
Accumulated deficit	(333,146)	(348,307)	(349,950)
Total stockholders’ equity	164,326	144,248	144,145
Total liabilities and stockholders’ equity	$202,508	$190,227	$196,448

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2018	2018	Change	2017	Change	2018	2017	Change
Revenue	$50,249	$52,114	(4)%	$45,370	11%	$102,363	$90,105	14%
Cost of revenue:
Cost of services (1)	21,206	21,054	1%	19,464	9%	42,260	38,471	10%
Depreciation — network	4,196	4,380	(4)%	4,531	(7)%	8,576	9,088	(6)%
Total cost of revenue	25,402	25,434	—%	23,995	6%	50,836	47,559	7%
Gross profit	24,847	26,680	(7)%	21,375	16%	51,527	42,546	21%
Gross profit percentage	49.4%	51.2%		47.1%		50.3%	47.2%
Operating expenses:
General and administrative (1)	7,517	9,522	(21)%	6,804	10%	17,038	15,319	11%
Sales and marketing (1)	10,022	10,280	(3)%	8,997	11%	20,302	18,265	11%
Research and development (1)	6,073	6,339	(4)%	6,715	(10)%	12,412	12,934	(4)%
Depreciation and amortization	633	588	8%	597	6%	1,221	1,186	3%
Total operating expenses	24,245	26,729	(9)%	23,113	5%	50,973	47,704	7%
Operating income (loss)	602	(49)	NM	(1,738)	NM	554	(5,158)	NM
Other income (expense):
Interest expense	(7)	(59)	NM	(10)	NM	(66)	(24)	NM
Interest income	134	130	3%	121	11%	263	239	10%
Settlement and patent license income	14,900	—	NM	—	NM	14,900	—	NM
Other, net	(221)	112	NM	153	NM	(109)	241	NM
Total other income	14,806	183	NM	264	NM	14,988	456	NM
Income (loss) before income taxes	15,408	134	NM	(1,474)	NM	15,542	(4,702)	NM
Income tax expense (benefit)	249	(15)	NM	151	NM	234	260	NM
Net income (loss)	$15,159	$149	NM	$(1,625)	NM	15,308	(4,962)	NM

Net income (loss) per share:
Basic	$0.14	$—		$(0.01)		0.14	(0.05)
Diluted	$0.13	$—		$(0.01)		0.13	(0.05)

Weighted average shares used in per share calculation:
Basic	111,356	110,761		108,422		111,059	107,893
Diluted	120,033	118,909		108,422		119,454	107,893

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1

Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Share-based compensation:
Cost of services	$350	$357	$364	$707	$723
General and administrative	1,969	1,810	1,674	3,779	3,208
Sales and marketing	633	603	617	1,236	1,237
Research and development	605	597	600	1,202	1,162
Total share-based compensation	$3,557	$3,367	$3,255	$6,924	$6,330

Depreciation and amortization:
Network-related depreciation	$4,196	$4,380	$4,531	$8,576	$9,088
Other depreciation and amortization	633	588	597	1,221	1,186
Total depreciation and amortization	$4,829	$4,968	$5,128	$9,797	$10,274

Net increase (decrease) in cash, cash equivalents and marketable securities:	$1,875	$(5,621)	$(232)	$(3,746)	$(5,591)

End of period statistics:
Approximate number of active customers	689	703	779	689	779

Number of employees and employee equivalents	549	544	533	549	533

Exhibit 99.1

Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
Operating activities
Net income (loss)	$15,159	$149	$(1,625)	$15,308	$(4,962)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	4,829	4,968	5,128	9,797	10,274
Share-based compensation	3,557	3,367	3,255	6,924	6,330
Settlement and patent license income	(14,900)	—	—	(14,900)	—
Foreign currency remeasurement (gain) loss	(271)	110	290	(161)	579
Deferred income taxes	(111)	41	(94)	(70)	(144)
Gain on sale of property and equipment	(97)	(16)	(17)	(113)	(92)
Accounts receivable charges	78	218	241	296	490
Amortization of premium on marketable securities	25	33	80	58	163
Changes in operating assets and liabilities:
Accounts receivable	493	(270)	(2,204)	223	(1,226)
Prepaid expenses and other current assets	(655)	882	(47)	227	867
Income taxes receivable	61	(124)	(8)	(63)	21
Other assets	(72)	(495)	11	(567)	8
Accounts payable and other current liabilities	(3,298)	(2,286)	3,861	(5,584)	2,701
Deferred revenue	37	130	(101)	167	(403)
Income taxes payable	160	(397)	138	(237)	134
Payments for provision for litigation	(1,520)	(4,500)	(4,500)	(6,020)	(9,000)
Other long term liabilities	(19)	(151)	(185)	(170)	(382)
Net cash provided by operating activities	3,456	1,659	4,223	5,115	5,358
Investing activities
Purchases of marketable securities	—	—	(2,993)	—	(7,519)
Sale and maturities of marketable securities	7,000	4,515	6,994	11,515	14,244
Purchases of property and equipment	(4,291)	(1,990)	(4,733)	(6,281)	(10,478)
Proceeds from sale of property and equipment	97	16	22	113	80
Net cash provided by (used in) investing activities	2,806	2,541	(710)	5,347	(3,673)
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(1,206)	(1,606)	(880)	(2,812)	(1,916)
Cash paid for purchase of common stock	—	(3,800)	—	(3,800)	—
Proceeds from employee stock plans	4,032	30	1,077	4,062	1,188
Net cash provided by (used in) financing activities	2,826	(5,376)	197	(2,550)	(728)
Effect of exchange rate changes on cash and cash equivalents	(232)	127	110	(105)	281
Net increase (decrease) in cash and cash equivalents	8,856	(1,049)	3,820	7,807	1,238
Cash and cash equivalents, beginning of period	19,863	20,912	19,152	20,912	21,734
Cash and cash equivalents, end of period	$28,719	$19,863	$22,972	$28,719	$22,972
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss), adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense (benefit). We define Adjusted EBITDA as EBITDA adjusted to exclude the settlement and patent license income, share-based compensation and litigation expenses. We use Adjusted EBITDA as a supplemental measure to

Exhibit 99.1

review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	these measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

•	these measures do not reflect income taxes or the cash requirements for any tax payments;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:

Exhibit 99.1

Reconciliation of Non-GAAP Financial Measures
Limelight is presenting the most directly comparable U.S. GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income
(In thousands)
(Unaudited

	Three Months Ended						Six Months Ended
	June 30, 2018		March 31, 2018		June 30, 2017		June 30, 2018		June 30, 2017
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net income (loss)	$15,159	$0.14	$149	$—	$(1,625)	$(0.01)	$15,308	$0.14	$(4,962)	$(0.05)
Settlement and patent license income	(14,900)	(0.13)	—	—	—	—	(14,900)	(0.13)	—	—
Share-based compensation	3,557	0.03	3,367	0.03	3,255	0.03	6,924	0.06	6,330	0.06
Litigation expenses	215	—	2,670	0.02	1,276	0.01	2,885	0.03	3,185	0.03
Non-GAAP net income	$4,031	$0.04	$6,186	$0.06	$2,906	$0.03	$10,217	$0.09	$4,553	$0.04

Weighted average shares used in per share calculation:		111,356		110,761		108,422		111,059		107,893

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2018	2018	2017	2018	2017
U.S. GAAP net income (loss)	$15,159	$149	$(1,625)	$15,308	$(4,962)
Depreciation and amortization	4,829	4,968	5,128	9,797	10,274
Interest expense	7	59	10	66	24
Interest and other (income) expense	87	(242)	(274)	(154)	(480)
Income tax expense (benefit)	249	(15)	151	234	260
EBITDA	$20,331	$4,919	$3,390	$25,251	$5,116
Settlement and patent license income	(14,900)	—	—	(14,900)	—
Share-based compensation	3,557	3,367	3,255	6,924	6,330
Litigation expenses	215	2,670	1,276	2,885	3,185
Adjusted EBITDA	$9,203	$10,956	$7,921	$20,160	$14,631
For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.

Exhibit 99.1

2018 Guidance Table

Limelight Networks, Inc.
2018 Guidance

	July 19, 2018	April 19, 2018	February 7, 2018
Revenue	$200 to $203 million	$198 to $202 million	$196 to $200 million

Gross margin percentage	No change	Expansion of more than 150 basis points over 2017	Expansion of more than 100 basis points over 2017

GAAP EPS	No change	$0.07 to $0.11	$(0.07) to $(0.03)

Non-GAAP EPS	No change	$0.13 to $0.17	$0.11 to $0.15

Adjusted EBITDA	No change	$33 to $37 million	$32 to $36 million

Capital expenditures	Below $20 million	$20 to $22 million	$22 to $24 million
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, litigation, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of July 19, 2018, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks, a global leader in digital content delivery, empowers customers to better engage online audiences by enabling them to securely manage and globally deliver digital content, on any device. The company’s Limelight Orchestrate Platform includes a global infrastructure with a fully-integrated suite of capabilities and services to help you address all

Exhibit 99.1

your content delivery needs. The Orchestrate Platform solves your most important content delivery challenges so you can deliver the next great digital experience anywhere. For more information, please visit www.limelight.com and follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2018 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
Language:
English
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ